UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

November 13, 2007
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 13, 2007, the Registrant issued a press release announcing that its Board of Directors had declared an initial quarterly cash dividend on its common stock of $0.10 per share.  The dividend will be payable on December 5, 2007 to stockholders of record as of the close of business on November 21, 2007.  The Registrant also announced that its Board of Directors had authorized the repurchase of 137,100 shares of its outstanding common stock, including 37,100 shares that were authorized for repurchase by the Board earlier this year.  The authorization for the repurchase of common stock is effective through December 31, 2008.  Attached as Exhibit 99.1 to the Report is the Registrant’s November 13, 2007 press release, which is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant's November 13, 2007 Press Release (attached hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: November 13, 2007